Exhibit 11.1
                                                                ------------


                    SLADE'S FERRY BANCORP. AND SUBSIDIARY
                      COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)


                                                         Six Months Ended           Three Months Ended
                                                             June 30,                    June 30,
                                                     ------------------------    ---------------------
(Dollars in thousands, except for per share data)       2005          2004          2005          2004
------------------------------------------------------------------------------------------------------

Net income                                           $    1,948    $    1,210    $      848    $      625
                                                     ==========    ==========    ==========    ==========

Average shares outstanding                            4,094,939     4,028,706     4,112,969     4,044,758
                                                     ==========    ==========    ==========    ==========

Basic earnings per share                             $     0.48    $     0.30    $     0.21    $     0.15
                                                     ==========    ==========    ==========    ==========

Average shares outstanding                            4,094,939     4,028,706     4,112,969     4,044,758

Net effect dilutive stock options                        28,857        48,500        19,743        43,410
                                                     ----------    ----------    ----------    ----------

Adjusted shares outstanding                           4,123,796     4,077,206     4,132,712     4,088,168
                                                     ==========    ==========    ==========    ==========

Diluted earnings per share                           $     0.47    $     0.30    $     0.21    $     0.15
                                                     ==========    ==========    ==========    ==========